                                                                                                     EXHIBIT 16.1

                                              [LETTERHEAD OF ARTHUR ANDERSEN LLP]

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, District of Columbia. 20549

April 23, 2002

Dear Sir/Madam:

We have read the paragraphs one through five of Item 4 included in the Form 8-K dated April 23, 2002 of Ruddick Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/S/ ARTHUR ANDERSON LLP